POWER OF ATTORNEY

The undersigned hereby appoints Joseph A. Caccamo, Esq. and Russell Greenberg, the Chief Financial Officer of Inter Parfums, Inc., and both of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and and all Forms ID Uniform Application for Access Codes to File On Edgar, together with any and all amendments thereto, and any and all Forms 3, 4 and Forms 5 relating to such person's beneficial ownership of securities of Inter Parfums, Inc., and to file the same, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to perform each and every act and thing appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

In Witness Whereof, the undersigned has executed this Power of Attorney this 10th day of January 2008.

Signature /s/ Andy Clarke

Print Name Andy Clarke